SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2004

                             FIRSTFED BANCORP, INC.
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               (Exact name of Registrant as Specified in Charter)

          Delaware                      0-19609                  63-1048648
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(State or Other Jurisdiction          (Commission             (I.R.S. Employer
      of Incorporation)               File Number)           Identification No.)

                1630 Fourth Avenue North, Bessemer, Alabama 35020
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                    (Address of Principal Executive Offices)

                                 (205) 428-8472
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               Registrant's telephone number, including area code

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Item 5. Other Events and Regulation FD Disclosure

      On June 8, 2004, the Registrant raised $6.0 million through the issuance of Floating Rate Capital Securities by FirstFed Statutory Trust I, a newly formed special purpose Delaware statutory trust. The securities are expected to qualify as Tier I capital for regulatory purposes and will bear an interest rate equal to three-month LIBOR plus 2.63%. The securities are redeemable by the Registrant in whole or in part after five years, or earlier under certain circumstances. The Registrant intends to use the proceeds from the offering to fund various business activities, including internal and external growth.

Item 7. Financial Statements and Exhibits

      Exhibit 10.1 Placement Agreement dated as of June 7, 2004 among FirstFed Statutory Trust I, FirstFed Bancorp, Inc., and FTN Financial Capital Markets and Keefe, Bruyette & Woods, Inc. as placement agents.

      Exhibit 10.2 Indenture dated as of June 8, 2004 between FirstFed Bancorp, Inc., as Issuer, and Wilmington Trust Company, as Trustee.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        FIRSTFED BANCORP, INC.


DATE: June 18, 2004                     By: /s/ B.K. Goodwin, III
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                                            B.K. Goodwin, III
                                            Chairman of the Board
                                            President and Chief Executive
                                            Officer


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